                                   EXHIBIT 5

                                            , 1998

Citizens Bancshares, Inc.
10 East Main Street
Salineville, Ohio 43945

     RE: CITIZENS BANCSHARES, INC./CENTURY FINANCIAL CORPORATION

Ladies and Gentlemen:

     We have acted as counsel for Citizens Bancshares, Inc., an Ohio corporation (the "Corporation") in connection with a Registration Statement on Form S-4
(Registration No.          ) (the "Registration Statement") filed with the
Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale by the Corporation of up to 2,150,889 shares of its common stock, without par value (the "Shares"), to be issued to shareholders of Century upon consummation of the merger of Century Financial Corporation with and into the Corporation, all as further described in the Registration Statement.

     We have reviewed the Registration Statement and the exhibits thereto and have examined such other documents and matters of law as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have assumed there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares.

     Based upon the foregoing, it is our opinion that when issued and sold in the manner described in the Registration Statement (including all exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, (i) the Shares will be duly authorized and validly issued; (ii) the Shares will be fully paid and nonassessable, and (iii) issuance of the Shares is not subject to any preemptive rights.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Opinions" in the Joint Proxy Statement/Prospectus included as part of the Registration Statement.

                                            Respectfully submitted,

                                            /s/ Squire, Sanders & Dempsey L.L.P.